UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2013

Asset Acceptance Capital Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50552	80-0076779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of Principal Executive Offices)

(586) 939-9600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On June 13, 2013, pursuant to the Agreement and Plan of Merger, dated March 6, 2013 (the “merger agreement”), by and among Asset Acceptance Capital Corp. (the “Company”), Encore Capital Group, Inc., a Delaware corporation (“Encore”), and Pinnacle Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Encore (“Merger Sub”), Merger Sub merged with and into the Company (the “merger”), with the Company surviving the merger and becoming a wholly owned subsidiary of Encore.

Pursuant to the merger agreement, at the effective time of the merger, each outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), other than shares owned by the Company, Encore or their respective subsidiaries (or by any stockholder who was entitled to and who properly exercised appraisal rights under Delaware law (collectively, the “excluded shares”)), was cancelled and converted into the right to receive the applicable merger consideration as described below.

Each stockholder of the Company was entitled, subject to the terms and conditions set forth in the merger agreement, to elect to receive cash, shares of Encore common stock, par value $0.01 per share (“Encore Common Stock”), or a combination thereof in exchange for the shares of Company Common Stock owned by such stockholder.

As a result of the merger, each share of Company Common Stock was converted into the right to receive, at the holder’s election, either $6.50 in cash without interest and less any applicable withholding taxes (the “cash consideration”) or 0.2162 validly issued, fully paid and nonassessable shares of Encore Common Stock (the “stock consideration”), provided, that (i) cash will be paid in lieu of any fractional shares of Encore Common Stock and (ii) no more than 25% of the total shares of Company Common Stock outstanding immediately prior to the merger will be exchanged for shares of Encore Common Stock and shares of Company Common Stock elected to be exchanged for Encore Common Stock in excess of such 25% limitation are subject to proration, in each case, in accordance with the terms of the merger agreement (the “merger consideration”).

The following information was submitted by American Stock Transfer & Trust Company, LLC, the exchange agent, regarding the results of merger consideration elections:

•	The holders of approximately 15,447,507 shares of Company Common Stock elected to receive stock consideration in exchange for their shares of Company Common Stock; and

•	The holders of approximately 14,815,475 shares of Company Common Stock elected to receive cash consideration in exchange for their shares of Company Common Stock; and

•	The holders of approximately 666,163 shares of Company Common Stock failed to make a valid election.

Based on the election results, Company stockholders making an effective election to receive all cash consideration and those stockholders failing to make a valid election will receive 100% of their respective merger consideration in the form of cash consideration (at the rate of $6.50 per share of Company Common Stock). As a result of proration, Company stockholders making an effective election to receive stock consideration will receive approximately 50.055% of their merger consideration in shares of Encore Common Stock (at the exchange rate of 0.2162 shares of Encore common stock for each share of Company Common Stock) and the remainder of their respective merger consideration in the form of cash consideration.

Shares of Company Common Stock which were owned by the Company (as treasury stock) or by Encore or any of its subsidiaries, in each case, were automatically cancelled, ceased to exist and are not entitled to receive any merger consideration.

The description of the merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference to Exhibit 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2013.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the closing of the merger described above, the Company terminated and paid all outstanding amounts under its previously existing credit facility evidenced by that certain Credit Agreement, dated as of November 14, 2011, among the Company, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the merger, all shares of the Company’s Common Stock were cancelled and, other than the excluded shares, were converted into the right to receive the merger consideration. Accordingly, on June 13, 2013, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove the Company’s Common Stock from listing on NASDAQ and requested that NASDAQ file with the SEC an application on Form 25 to report the delisting of the Company’s Common Stock from NASDAQ. On June 13, 2013, in accordance with the Company’s request, NASDAQ will file the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Company’s common stock under the Exchange Act be suspended.

Item 3.03.	Material Modifications to Rights of Security Holders

As a result of the consummation of the merger on June 13, 2013, each outstanding share of the Company’s Common Stock (other than the excluded shares) was converted into the right to receive the merger consideration.

Pursuant to the terms of the merger agreement, at the effective time of the merger, each option to acquire shares of Company Common Stock that was outstanding and unexercised immediately prior to the effective time of the merger (whether or not then vested or exercisable) became fully vested, cancelled, terminated and converted into the right to receive, at the effective time of the merger, in full settlement of such option, an amount in cash from the surviving corporation equal to the product of (i) the total number of shares of Company Common Stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the excess, if any, of the cash consideration over the exercise price per share of Company Common Stock underlying such option, less any applicable taxes. Not withstanding the foregoing, if the exercise price per share of Company Common Stock of any such option was equal to or greater than the cash consideration, such option was canceled and terminated without any payment or other consideration being made in respect of such option.

As of the effective time of the merger, each of the Company’s restricted stock units and each of the Company’s deferred stock units with respect to shares of Company Common Stock granted under the Company’s incentive equity plans that were outstanding immediately prior to the effective time of the merger were, in accordance with the terms of the merger agreement, cancelled and converted into the right to receive from the Company, in full settlement of such equity award, a cash amount equal to the product of (i) the cash consideration and (ii) the total number of shares of Company Common Stock subject to such restricted stock unit or deferred stock unit, as the case may be (treating any performance-based vesting condition as having been attained at the goal (100%) level of achievement under the applicable award agreement to determine such number), in each case, less any applicable taxes.

Item 5.01.	Changes in Control of Registrant

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. The cash portion of the merger consideration, together with amounts payable with respect to the

Company’s stock options, the Company’s restricted stock units, and the Company’s deferred stock units, and the related fees and expenses of the transactions contemplated by the merger agreement were funded from (i) borrowings under Encore’s Amended and Restated Credit Facility, by and among Encore and the several banks and other financial institutions and lenders from time to time party thereto and listed on the signature pages thereof, and SunTrust Bank, as administrative agent and collateral agent, and (ii) cash on hand.

This description of the merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference to Exhibit 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2013.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the merger, all of the directors of the Company resigned from their positions as directors of the Company, as of the effective time of the merger, and at such time, Ken Vecchione, the President and Chief Executive Officer of Encore, and Paul Grinberg the Executive Vice President and Chief Financial Officer of Encore, became the sole members of the board of directors of the Company and all committees thereof.

Also in connection with the completion of the merger, each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Acquisition Officer and Vice President, General Counsel and Secretary were terminated by the Company and were replaced by certain individuals appointed by Encore. At the effective time of the merger, Ken Vecchione became the President and Chief Executive Officer of the Company, Paul Grinberg became the Executive Vice President, Chief Financial Officer and Treasurer of the Company, and Gregory L. Call, the Senior Vice President, General Counsel and Secretary of Encore, became the Senior Vice President, General Counsel and Secretary of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the merger, on June 13, 2013, the certificate of incorporation and the by-laws of the Company, each as in effect immediately prior to the merger, were amended in their entirety in accordance with the terms of the merger agreement and became the certificate of incorporation and by-laws, respectively, of the surviving corporation.

A copy of the amended and restated certificate of incorporation and by-laws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

A copy of the press release announcing the completion of the merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 6, 2013, by and among Encore Capital Group, Inc., Pinnacle Merger Sub, Inc. and Asset Acceptance Capital Corp. (incorporated by reference to Exhibit 1.01 of the Current Report on Form 8-K of Asset Acceptance Capital Corp. filed on March 6, 2013)

3.1	Amended and Restated Certificate of Incorporation of Asset Acceptance Capital Corp.

3.2	Amended and Restated Bylaws of Asset Acceptance Capital Corp.

99.1	Press Release Announcing Closing of Merger, dated June 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSET ACCEPTANCE CAPITAL CORP.

Date: June 13, 2013	/s/ E.L. Herbert
	Name:	E.L Herbert
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 6, 2013, by and among Encore Capital Group, Inc., Pinnacle Merger Sub, Inc. and Asset Acceptance Capital Corp. (incorporated by reference to Exhibit 1.01 of the Current Report on Form 8-K of Asset Acceptance Capital Corp. filed on March 6, 2013)

3.1	Amended and Restated Certificate of Incorporation of Asset Acceptance Capital Corp.

3.2	Amended and Restated Bylaws of Asset Acceptance Capital Corp.

99.1	Press Release Announcing Closing of Merger, dated June 13, 2013